UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 26, 2014
ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)
____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Four Corporate Drive Lake Zurich, IL 60047		60047
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (847) 541-9500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

[ ]	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Section 1-Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
On June 26, 2014, ACCO Brands Corporation (the “Company”) entered into a Second Amendment to the Amended and Restated Credit Agreement, dated as of June 26, 2014 (the “Amendment”), among the Company, certain subsidiaries of the Company, Bank of America, N.A., as administrative agent, and the other agents and lenders party thereto. The Amendment relates to and amends the Company’s Amended and Restated Credit Agreement, dated as of May 13, 2013 (the “Credit Agreement”) among the Company, certain of its subsidiaries, the lenders party thereto, the administrative agent and other parties named therein.
The Amendment increases the Company’s flexibility to pay dividends and repurchase its shares based upon the Company’s Consolidated Leverage Ratio (as defined in the Credit Agreement) and subject to certain other conditions specified in the Amendment. Under the Amendment, the Company may pay dividends and/or repurchase shares in an aggregate amount equal to the sum of:

(i)	the greater of (a) $25 million and (b) 1.0% of the Company’s Consolidated Total Assets (as defined in the Credit Agreement), plus

(ii)
an aggregate amount not to exceed $60.0 million in any fiscal year; provided the Company’s Consolidated Leverage Ratio after giving pro forma effect to the restricted payment is less than or equal to 4.0 to 1.0 but more than 2.5 to 1.0, plus

(iii)	an additional amount; provided the Company’s Consolidated Leverage Ratio after giving pro forma effect to the restricted payment is less than or equal to 2.5 to 1.0, plus

(iv)	any Net Equity Proceeds (as defined in the Credit Agreement).

The Amendment also makes other technical amendments to the Credit Agreement.
The foregoing summary of certain principal provisions of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.1, and incorporated by reference herein.
Section 7-Regulation FD
Item 7.01. Regulation FD Disclosure.
The Company entered into the Amendment to provide additional flexibility in the future with respect to its capital allocation strategy. The Amendment does not represent a change in the Company’s current capital allocation strategy, but enables management to assess all options to maximize shareholder value in response to potential market changes. The Company’s priorities for the use of free cash remain debt reduction and potential acquisitions. The Company does not currently have any immediate plans to pay dividends or repurchase shares. Any decision to pay dividends or repurchase shares would be at the discretion of the Company’s board of directors and would depend on, among other things, the Company’s financial results and condition, the Company’s strategic plans, general economic and business conditions, contractual restrictions, and such other factors as the Company’s board of directors considers to be relevant.

Section 9-Financial Statements and Exhibits
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits
Exhibit 10.1-Second Amendment to the Amended and Restated Credit Agreement, dated as of June 26, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO Brands Corporation (Registrant)
Date:	June 27, 2014	By:	/s/ Neal V. Fenwick
Name: Neal V. Fenwick
Title: Executive Vice President
and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number        Description of Exhibit

10.1	Second Amendment to the Amended and Restated Credit Agreement, dated as of June 26, 2014.